EXHIBIT 99.2

FOR IMMEDIATE RELEASE AUGUST 8, 2007	N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

CONTACTS:

JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763	MARC ROWLAND EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (405) 879-9232

CHESAPEAKE ENERGY CORPORATION ANNOUNCES PRICING OF OFFERING OF $500 MILLION OF CONTINGENT CONVERTIBLE SENIOR NOTES

OKLAHOMA CITY, OKLAHOMA, August 8, 2007 – Chesapeake Energy Corporation (NYSE:CHK) today announced that it has priced its previously announced offering of an additional $500 million aggregate principal amount of 2.500% Contingent Convertible Senior Notes due 2037 (the Notes) at 97.625% of par. In addition, Chesapeake has granted the underwriter a 13-day option to purchase up to an additional $75 million of the Notes to cover over-allotment options.

The Notes will bear interest at a rate of 2.50% per annum and will also bear contingent interest, in certain circumstances, for periods commencing with the six-month period ending November 14, 2017. The Notes will mature on May 15, 2037 and may not be redeemed by Chesapeake prior to May 15, 2017, after which they may be redeemed at 100% of the principal amount plus accrued interest. Holders of the Notes may require Chesapeake to repurchase some or all of the Notes on May 15, 2017, 2022, 2027 and 2032, or in the event of certain change of control transactions, at 100% of the principal amount plus accrued interest. The Notes will be senior unsecured obligations of Chesapeake and will be guaranteed by substantially all of Chesapeake’s subsidiaries.

The offering is being made under a shelf registration statement filed with the Securities and Exchange Commission on May 8, 2007 by means of a separate prospectus supplement and a final term sheet.

The offering is expected to close on August 14, 2007, subject to customary closing conditions. Chesapeake intends to use the net proceeds from the offering to repay outstanding indebtedness under its revolving credit facility.

Deutsche Bank Securities Inc. was the Sole Book-Running Manager for the offering. Copies of the prospectus supplement may be obtained from the offices of Deutsche Bank Securities Inc. by writing to Deutsche Bank Securities Prospectus Department, 100 Plaza One, Second Floor, Jersey City, NJ 07311 or by calling 800-503-4611. An electronic copy of the prospectus supplement will be available on the website of the Securities and Exchange Commission at www.sec.gov.

The Notes issued in this offering will be issued as additional securities under an indenture pursuant to which Chesapeake issued $1.150 billion of 2.500% Contingent Convertible Notes on May 15, 2007. The Notes issued in this offering and the prior Notes will be treated as a single class of notes under the indenture but will not be fungible and will have different CUSIP numbers.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Chesapeake Energy Corporation is the largest independent producer and third-largest overall producer of natural gas in the United States. Headquartered in Oklahoma City, the company’s operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Mid-Continent, Fort Worth Barnett Shale, Fayetteville Shale, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast, Ark-La-Tex and Appalachian Basin regions of the United States.

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